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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in the registration statements on Form S-8 and Form S-3 of REMEC, Inc. of our report dated March 6, 1997, with respect to the financial statements of Radian Technology, Inc. as of December 31, 1996, and for the three years then ended, included in the consolidated financial statements of REMEC, Inc. in its Annual Report on Form 10-K for the year ended January 31, 1998.

                                                         IRELAND SAN FILIPPO LLP

April 28, 1998